Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-259139 on Form F-4 of our report dated August 27, 2021, (November 1, 2021 as to the disclosure in Note 7 Revenues of the breakdown of revenues by product line and by sales channel) relating to the financial statements of Ermenegildo Zegna Holditalia S.p.A.. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche S.p.A.

Turin, Italy

November 23, 2021